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                                                                    EXHIBIT 10.2

                         EXECUTIVE GROUP INCENTIVE PLAN
                             "TOP MANAGEMENT POOL"

Amended 3/2004

INTRODUCTION: The plan was established in order to provide additional motivation to achieve superior earnings performance for Rockville Bank

                                   ARTICLE I

DEFINITIONS:

      BANK: Rockville Bank and any successor thereof.

      PLAN: The Executive Management Incentive Plan or "Top Management Pool" of the Bank.

    SALARY:

            The regular annual salary, exclusive of overtime pay, supplemental pay and any extra compensation, as approved by the Board of Directors or the Human Resources Committee of the Board of Directors.

NET OPERATING INCOME (NOI):
            For any year, the net consolidated operating income of the Bank and its subsidiaries after deducting any taxes thereon but before net realized gains and losses, net of tax, and before any provision for the accrual of the current year's plan payment, the amounts shall be determined in accordance with the FDIC instructions for the preparation of reports of income and condition but shall be adjusted if necessary for the extraordinary or unusual items at the discretion of the Board of Directors.

TOP MANAGEMENT:
            Those officers of the Bank that are President & CEO, Executive Vice President and Senior Vice President and who hold seats on the committee designated as Executive Group. The Board also has the right to include other officers of there choosing.

AVERAGE ASSETS:
            Average assets is determined by using the assets as of the Call Reports dated March 31, June 30, September 30, and December 31 of the current year.

BANK RATIO: Bank's NOI divided by average assets.

PERFORMANCE INDEX:
            The Bank Ratio divided by the Peer Group Average

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EXECUTIVE MANAGEMENT INCENTIVE PLAN - Amended 3/2004
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PEER GROUP AVERAGE:
            The net operating income after taxes (not including gains or losses from sales of securities, adjusted for taxes) for the year for those banks identified and approved as Peer Group Banks as reported by the State Banking Department, divided by the average assets of those banks.

POOL: The aggregate amount calculated for annual payments to officers under the plan.

                                   ARTICLE II

ELIGIBILITY: All Top Management (as earlier defined). Any Top Manager whose employment has been terminated for any reason prior to the payment date of the annual plan distribution, other than for normal retirement or death, will not be entitled to participate. Agents of the Bank are excluded from eligibility.

                                   ARTICLE III

CALCULATION AND PLAN POOL:
            The top management pool shall be equal to 2% of the Bank's calendar year NOI when the Bank's ROA is equal to or greater than the defined Peer Group's ROA average. This pool is available to Top Management only.

            No plan payment is made when the Bank Ratio equals or is less than Peer Group Average. Since the amount of the plan pool is based on NOI, no funds would be available for the pool should NOI be a negative number. In addition, no funds would be available for the pool for any year when the amount of surplus accounts of the Bank at the end of the calendar year is less than at the beginning of the year.

                                   ARTICLE IV

INDIVIDUAL PAYMENT:
The Top Management Plan Pool shall be allocated at the discretion of the Board of Directors or the Human Resources Committee of the Board of Directors. The amount of the payment to "Top Management" shall be the fraction of the pool amount which his or her salary bears to the total salaries of all eligible participants. The Top Management Plan Pool shall be paid as follows: 33.3% on March 15th of the first subsequent year, 33.3% on March 14th of the second subsequent year, 33.3% on March 15th of the third year. The full Top Management incentive shall be paid on

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EXECUTIVE MANAGEMENT INCENTIVE PLAN - Amended 3/2004
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            March 15th of the first subsequent year if that employee has obtained normal retirement age. The Bank shall have no obligation to pay amounts deferred if the employee leaves the Bank other than for death, disability or retirement. The rights of the employee shall be that of a general creditor of the Bank.

            Each individual's payment shall be reduced by the appropriate taxes (the higher "Bonus Rate") as required by state and federal laws. The calculation of the plan distribution will be reviewed by the Bank's outside auditors as the Human Resources Committee of the Board of Directors may determine prior to any annual payment.

                                   ARTICLE V

AMENDMENTS:
            The Bank reserves the right to change or amend the plan at any time with or without notice to the participants.

EFFECTIVE DATE:
            This Top Management Incentive Plan is effective with the 2004 calendar year.

ASSIGNMENT OF RIGHTS:

            Individual rights under the plan may not be pledged or assigned.

AMENDMENT APPROVED BY THE HUMAN RESOURCES COMMITTEE AT THEIR REGULAR MEETING ON MARCH 26, 2004.

KRISTEN A. JOHNSON
SENIOR VICE PRESIDENT, HUMAN RESOURCES AND
ORGANIZATIONAL DEVELOPMENT OFFICER

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                          TOP MANAGEMENT INCENTIVE PLAN
                                PEER GROUP BANKS

Chelsea Groton
Farmington Savings
Naugatuck Savings
New Milford Savings
Newtown Savings
Ridgefield Bank
Savings Bank of Danbury
Savings Institute
Thomaston Savings
Tolland Bank
Fairfield County
Dime of Norwich